Exhibit 99.1

Hallmark Financial Services, Inc. 777 Main Street, Suite 1000, Fort Worth, TX 76102 817.348.1600 hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES THIRD QUARTER 2018 EARNINGS RESULTS

FORT WORTH, Texas, (November 7, 2018) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today announced results for its third quarter and year-to-date ended September 30, 2018, including the following highlights:

•	3rd quarter 2018 net income of $9.7 million, or $0.53 per diluted share, versus a net loss of $1.6 million, or $0.09 per diluted share, for 3rd quarter 2017.
•	Year-to-date 2018 net income of $15.4 million, or $0.85 per diluted share, versus a net loss of $0.9 million, or $0.05 per diluted share, for prior year-to-date.
•	3rd quarter 2018 operating earnings (1) of $4.2 million, or $0.23 per diluted share, versus ($2.9) million, or ($0.16) per diluted share, for 3rd quarter 2017.
•	Year-to-date 2018 operating earnings (1) of $13.3 million, or $0.73 per diluted share, versus ($1.4) million, or ($0.07) per diluted share, for prior year-to-date.
•	3rd quarter 2018 net combined ratio of 98.1% versus 108.6% for 3rd quarter 2017.
•	Year-to-date 2018 net combined ratio of 97.5% versus 104.2% for prior year-to-date.
•	Year-to-date 2018 gross premiums written of $495.8 million increased 8% from $458.3 million for prior year-to-date.
•	Year-to-date 2018 net premiums written of $269.3 million declined 5% from $284.5 million for prior year-to-date.

(1)	See “Non-GAAP Financial Measures” below

Naveen Anand, President and Chief Executive Officer, stated, “Our net combined ratio reflects improvement in our underwriting results in comparison to last year on both a quarter and year-to-date basis. These results are trending favorably despite catastrophe losses and net adverse prior year reserve development, which collectively contributed 4.0% for the quarter and 4.1% on a year-to-date basis to the net combined ratio.

“Rate momentum continues to be strong through the third quarter and on a year-to-date basis. However, we have seen retention dip slightly as we have held firm on pricing. Primary commercial auto gross premium decreased by 20% over the last four quarters, following targeted rate increases and underwriting actions. Just as we did in our Personal Segment, we have developed a proprietary predictive pricing model to support the underwriting process for this portfolio and are seeing positive results from these actions.

“Our Personal Segment produced a welcome result of a 96.0% net combined ratio for the third quarter of 2018. The loss ratio results had stabilized over the last several quarters and, as projected, our expense ratio came more in line with our run rate expectations. The actions taken on the personal auto business are similar to what we are executing in commercial auto from an underwriting, pricing and claims perspective,” said Mr. Anand.

“Our Standard Commercial Segment gross premiums written grew by 10.4% for year-to-date 2018 compared to the prior year. We have been executing our strategy to add states to our footprint and expand our distribution, as well as focusing on a limited group of classes that offer us profitable growth opportunities and where we have expertise.

“Losses from catastrophes contributed 2.2% to the net combined ratio in the third quarter of 2018 and 1.8% on a year-to-date basis, with current quarter catastrophe losses being driven by Hurricane Florence. Although losses from Hurricane Michael are too early to project, we do not presently expect it to have a significant impact on our portfolio based on our exposure and modeled loss information. However, this is subject to change as claims are reported and more information becomes available. Our retention on our catastrophe reinsurance program is $5 million,” concluded Mr. Anand.

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share at September 30, 2018 was $14.79, a year-to-date increase of 7% compared to $13.82 at December 31, 2017. Year-to-date 2018 net investment income was $13.7 million, a 5% decline compared to the prior year-to-date. Total cash and investments was $711.2 million, or $39.38 per share, as of September 30, 2018, a decrease of 2% from $40.12 per share as of December 31, 2017.”

	Third Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
($ in thousands, unaudited)
Gross premiums written	169,112	161,151	5%	495,836	458,319	8%
Net premiums written	88,012	95,049	-7%	269,291	284,462	-5%
Net premiums earned	88,862	88,788	0%	271,787	268,718	1%
Investment income, net of expenses	4,860	5,295	-8%	13,706	14,361	-5%
Investment gains, net	6,980	2,960	136%	2,678	4,948	-46%
Other-than-temporary impairments	-	(850)	100%	-	(4,257)	100%
Net income (loss)	9,685	(1,560)	721%	15,422	(924)	1769%
Operating earnings (loss)	4,170	(2,931)	242%	13,306	(1,373)	1069%
Net income (loss) per share - basic	$0.54	$(0.09)	700%	$0.85	$(0.05)	1800%
Net income (loss) per share - diluted	$0.53	$(0.09)	689%	$0.85	$(0.05)	1800%
Operating earnings per share - diluted	$0.23	$(0.16)	244%	$0.73	$(0.07)	1143%
Book value per share				$14.79	$14.40	3%

Third Quarter 2018 Commentary

Hallmark reported net income of $9.7 million and $15.4 million for the three months and nine months ended September 30, 2018, respectively, as compared to a net loss of $1.6 million and $0.9 million for the three months and nine months ended September 30, 2017, respectively. On a diluted basis per share, the Company reported net income of $0.53 per share and $0.85 per share for the three months and nine months ended September 30, 2018, respectively, as compared to a net loss of $0.09 per share and $0.05 per share for the three months and nine months ended September 30, 2017, respectively.

Hallmark's consolidated net loss ratio was 72.3% and 70.5% for the three months and nine months ended September 30, 2018, respectively, as compared to 81.5% and 76.3% for the three months and nine months ended September 30, 2017, respectively. Hallmark's net expense ratio was 25.8% and 27.0% for the three months and nine months ended September 30, 2018, respectively, as compared to 27.1% and 27.9% for the three months and nine months ended September 30, 2017, respectively. Hallmark’s net combined ratio was 98.1% and 97.5% for the three months and nine months ended September 30, 2018, respectively, as compared to 108.6% and 104.2% for the three months and nine months ended September 30, 2017, respectively.

During the three months and nine months ended September 30, 2018, Hallmark’s gross premiums written were $169.1 million and $495.8 million, representing an increase of 5% and 8%, respectively from the $161.2 million and $458.3 million in gross premiums written for the same periods in 2017. Hallmark’s net premiums written were $88.0 million and $269.3 million, representing a decrease of 7% and 5%, respectively from the $95.0 million and $284.5 million in net premiums written for the same periods of 2017. The decline in net premiums written was driven by an intentional shift in the mix of business away from a commercial auto concentration in the portfolio towards targeted growth in the Specialty Commercial operating unit, a larger portion of which is ceded to reinsurers. Hallmark’s net premiums earned were $88.9 million and $271.8 million for the three months and nine months ended September 30, 2018, respectively, as compared to $88.8 million and $268.7 million for the same periods in 2017. During the three months and nine months ended September 30, 2018, Hallmark’s income before tax was $12.1 million and $19.3 million, respectively, as compared to a loss before tax of $1.5 million and $0.6 million reported during the same periods in 2017.

The stable net premiums earned for the three months ended September 30, 2018 was due to net premium growth in the Standard Commercial Segment, offset by lower net premiums earned in the Specialty Commercial and Personal Segments. The modest increase in net premiums earned for the nine months ended September 30, 2018 was driven by improvements in both the Specialty Commercial and Standard Commercial Segments, partially offset by lower net premiums earned in the Personal Segment. The increase in income before tax for the three months and nine months ended September 30, 2018 was largely due to increased investment gains and decreased losses and loss adjustment expenses. The investment gain during the nine months ended September 30, 2018 included $3.2 million in gain attributable to the adoption effective January 1, 2018 of Accounting Standards Update No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities” which requires equity investments that are not consolidated or accounted for under the equity method of accounting to be measured at fair value with changes in fair value recognized in net income. The decrease in loss and LAE was primarily the result of unfavorable net prior year loss reserve development of $1.6 million and $6.1 million for the three and nine months ended September 30, 2018, respectively, as compared to unfavorable net prior year loss reserve development of $10.6 million and $20.2 million during the same periods of 2017. Higher commissions, fees and finance charges, partially offset by lower investment income, further contributed to the increase in income before tax for the three months and nine months ended September 30, 2018. The decrease in net investment income for the three and nine months ended September 30, 2018 was primarily the result of the final distribution on a fixed income security during the third quarter of the prior year.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Third Quarter 2018
Reported GAAP measures	$12,075	$2,390	$9,685	18,167	$0.53
Excluded investment losses/gains	$(6,980)	$(1,465)	$(5,515)	18,167	$(0.30)
Operating earnings	$5,095	$925	$4,170	18,167	$0.23

Third Quarter 2017
Reported GAAP measures	$(1,525)	$35	$(1,560)	18,180	$(0.09)
Excluded investment losses/gains	$(2,110)	$(739)	$(1,371)	18,180	$(0.07)
Operating loss	$(3,635)	$(704)	$(2,931)	18,180	$(0.16)

Year-to-Date 2018
Reported GAAP measures	$19,256	$3,834	$15,422	18,203	$0.85
Excluded investment losses/gains	$(2,678)	$(562)	$(2,116)	18,203	$(0.12)
Operating earnings	$16,578	$3,272	$13,306	18,203	$0.73

Year-to-Date 2017
Reported GAAP measures	$(605)	$319	$(924)	18,404	$(0.05)
Excluded investment losses/gains	$(691)	$(242)	$(449)	18,404	$(0.02)
Operating earnings	$(1,296)	$77	$(1,373)	18,404	$(0.07)

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is a diversified specialty property/casualty insurer with offices in Dallas-Fort Worth, San Antonio, Chicago, Atlanta and Jersey City. Hallmark markets, underwrites and services over half a billion dollars annually in commercial and personal insurance premiums in select markets. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Naveen Anand, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except par value)	Sept. 30	Dec. 31
ASSETS	2018	2017
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (amortized cost: $571,657 in 2018 and $604,999 in 2017)	$574,470	$605,746
Equity securities (cost: $45,426 in 2018 and $30,253 in 2017)	70,152	51,763
Other investment (cost: $3,763 in 2018 and 2017)	3,085	3,824
Total investments	647,707	661,333
Cash and cash equivalents	59,925	64,982
Restricted cash	3,519	2,651
Ceded unearned premiums	135,567	112,323
Premiums receivable	111,366	104,373
Accounts receivable	1,464	1,513
Receivable for securities	3,253	5,235
Reinsurance recoverable	225,932	182,928
Deferred policy acquisition costs	13,150	16,002
Goodwill	44,695	44,695
Intangible assets, net	8,174	10,023
Deferred federal income taxes, net	1,042	1,937
Federal income tax recoverable	-	7,532
Prepaid expenses	2,526	1,743
Other assets	12,471	13,856
Total Assets	$1,270,791	$1,231,126
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$30,000	$30,000
Subordinated debt securities (less unamortized debt issuance cost of $911 in 2018 and $949 in 2017)	55,791	55,753
Reserves for unpaid losses and loss adjustment expenses	530,816	527,100
Unearned premiums	297,389	276,642
Reinsurance balances payable	55,830	52,487
Current federal income tax payable	144	-
Pension liability	1,403	1,605
Payable for securities	7,699	7,488
Accounts payable and other accrued expenses	24,667	28,933
Total Liabilities	1,003,739	980,008
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2018 and 2017	3,757	3,757
Additional paid-in capital	123,053	123,180
Retained earnings	166,270	136,474
Accumulated other comprehensive income	(443)	12,234
Treasury stock (2,814,155 shares in 2018 and 2,703,803 shares in 2017), at cost	(25,585)	(24,527)
Total Stockholders’ Equity	267,052	251,118
Total Liabilities & Stockholders' Equity	$1,270,791	$1,231,126

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Nine Months Ended
($ in thousands, except share amounts)	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Gross premiums written	$169,112	$161,151	$495,836	$458,319
Ceded premiums written	(81,100)	(66,102)	(226,545)	(173,857)
Net premiums written	88,012	95,049	269,291	284,462
Change in unearned premiums	850	(6,261)	2,496	(15,744)
Net premiums earned	88,862	88,788	271,787	268,718

Investment income, net of expenses	4,860	5,295	13,706	14,361
Investment gains, net	6,980	2,110	2,678	691
Finance charges	1,347	892	3,548	2,881
Commission and fees	869	570	2,604	1,295
Other income	28	68	89	200
Total revenues	102,946	97,723	294,412	288,146

Losses and loss adjustment expenses	64,245	72,379	191,568	204,925
Operating expenses	24,829	25,071	78,402	78,445
Interest expense	1,180	1,181	3,335	3,530
Amortization of intangible assets	617	617	1,851	1,851
Total expenses	90,871	99,248	275,156	288,751

Income (loss) before tax	12,075	(1,525)	19,256	(605)
Income tax expense (benefit)	2,390	35	3,834	319
Net income (loss)	$9,685	$(1,560)	$15,422	$(924)

Net income (loss) per share:
Basic	$0.54	$(0.09)	$0.85	$(0.05)
Diluted	$0.53	$(0.09)	$0.85	$(0.05)

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Three Months Ended Sept. 30
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Gross premiums written	$125,599	$127,062	$21,560	$19,240	$21,953	$14,849	$-	$-	$169,112	$161,151
Ceded premiums written	(66,404)	(56,200)	(2,398)	(2,889)	(12,298)	(7,013)	-	-	(81,100)	(66,102)
Net premiums written	59,195	70,862	19,162	16,351	9,655	7,836	-	-	88,012	95,049
Change in unearned premiums	3,203	(6,274)	(449)	(420)	(1,904)	433	-	-	850	(6,261)
Net premiums earned	62,398	64,588	18,713	15,931	7,751	8,269	-	-	88,862	88,788

Total revenues	68,302	69,721	19,857	17,401	9,355	9,404	5,432	1,197	102,946	97,723

Losses and loss adjustment expenses	52,106	53,899	6,261	11,760	5,878	6,720	-	-	64,245	72,379

Pre-tax income (loss)	2,452	1,288	7,264	229	684	(661)	1,675	(2,381)	12,075	(1,525)

Net loss ratio (1)	83.5%	83.5%	33.5%	73.8%	75.8%	81.3%			72.3%	81.5%
Net expense ratio (1)	22.4%	21.9%	34.1%	34.2%	20.2%	31.2%			25.8%	27.1%
Net combined ratio (1)	105.9%	105.4%	67.6%	108.0%	96.0%	112.5%			98.1%	108.6%

Favorable (Unfavorable) Prior Year Development	(8,869)	(9,492)	7,269	(1,330)	(9)	266	-	-	(1,609)	(10,556)

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Nine Months Ended Sept. 30
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Gross premiums written	$376,491	$350,374	$65,931	$59,702	$53,414	$48,243	$-	$-	$495,836	$458,319
Ceded premiums written	(189,145)	(144,510)	(7,598)	(6,816)	(29,802)	(22,531)	-	-	(226,545)	(173,857)
Net premiums written	187,346	205,864	58,333	52,886	23,612	25,712	-	-	269,291	284,462
Change in unearned premiums	9,071	(14,563)	(3,648)	(3,859)	(2,927)	2,678	-	-	2,496	(15,744)
Net premiums earned	196,417	191,301	54,685	49,027	20,685	28,390	-	-	271,787	268,718

Total revenues	213,507	205,057	57,979	52,449	24,891	31,951	(1,965)	(1,311)	294,412	288,146

Losses and loss adjustment expenses	148,001	146,018	28,562	34,669	15,005	24,238	-	-	191,568	204,925

Pre-tax income (loss)	20,980	13,018	11,239	881	661	(2,311)	(13,624)	(12,193)	19,256	(605)

Net loss ratio (1)	75.4%	76.3%	52.2%	70.7%	72.5%	85.4%			70.5%	76.3%
Net expense ratio (1)	22.8%	23.6%	33.5%	34.9%	29.2%	27.7%			27.0%	27.9%
Net combined ratio (1)	98.2%	99.9%	85.7%	105.6%	101.7%	113.1%			97.5%	104.2%

Favorable (Unfavorable) Prior Year Development	(15,730)	(17,824)	8,829	(1,594)	839	(822)	-	-	(6,062)	(20,240)

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.